As filed with the Securities and Exchange Commission on November 16, 1999
                                           Registration Number 333-__________
-----------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-3
                              REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933

                        CALIFORNIA MICRO DEVICES CORPORATION
                        ------------------------------------
               (Exact name of Registrant as specified in its charter)

           California                                   94-2672609
           ----------                                   ----------
 (State or other jurisdiction of            (IRS Employer Identification No.)
  incorporation or organization)

215 Topaz Street, Milpitas, California 95035-5430; Telephone: (408) 263-3214
----------------------------------------------------------------------------
          (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                             Scott Hover-Smoot, Esq.
                          Secretary and General Counsel
                       California Micro Devices Corporation
215 Topaz Street, Milpitas, California 95035-5430; Telephone: (408) 263-3214
----------------------------------------------------------------------------
             (Address, including zip code, and telephone number,
              including area code, of agent for service)

                                    Copies to:
                              Richard A. Boehmer, Esq.
                               O'Melveny & Myers LLP
                               400 South Hope Street
                          Los Angeles, California 90071-2899
                                   (213) 430-6643

        Approximate date of commencement of proposed sale to the public:
     From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. "

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interestreinvestment plans, check the following box. x

If this Form is filed to register additional securities for an offering Pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. "

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. "

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. "

                          CALCULATION OF REGISTRATION FEE
Title Of                        Proposed           Proposed
Securities        Amount        Maximum            Maximum          Amount of
To Be              To Be      Offering Price      Aggregate        Registration
Registered      Registered     Per Share (1)   Offering Price          Fee
------------------------------------------------------------------------------
Common Stock   980,000 shares   $6.4375           $6,308,750          $2,346
-----------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the common stock on November 10, 1999, as reported by the Nasdaq National Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8 OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8 MAY DETERMINE.

     The information in this prospectus is not complete and may be changed. The selling shareholdermay not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               Subject to Completion.  Dated November 11, 1999.


PROSPECTUS


                        CALIFORNIA MICRO DEVICES CORPORATION
                           980,000 Shares of Common Stock

     This prospectus relates to 980,000 shares of common stock of California Micro Devices Corporation which may be sold from time to time by Hitachi Metals, Limited of Japan, as selling shareholder, or its transferees, pledgees, donees or successors.

     The shares are being registered to permit their public trading and may be offered and sold from time to time by the selling shareholder. The selling shareholder may sell the common stock through ordinary brokerage transactions, directly to market makers of our shares, or through any of the other means described in this prospectus. We cannot assure you that the selling shareholder will sell all or any portion of the common stock offered hereby.

     We will not receive any of the proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

     Our common stock is traded on the Nasdaq National Market under the symbol "CAMD." On November 10, 1999, the last reported sale price of our common stock was $6.21875 per share.

     Investing in the shares of our common stock involves risks.
"Risk Factors" begin on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is November 11, 1999.

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement.
o one has been authorized to provide you with different information.

     The common stock is not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospect us or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

                                 TABLE OF CONTENTS
                                                                  Page
                                                                  ----
          Prospectus Summary                                        3
          Risk Factors                                              4
          Use of Proceeds                                           5
          Shelling Shareholders                                     5
          Plan of Distribution                                      6
          Legal Matters                                             6
          Experts                                                   6
          Additional Information                                    7
          Information Incorporated by Reference                     7


                                PROSPECTUS SUMMARY

     Because this is only a summary, it does not contain all the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference carefully before you decide to purchase our shares of common stock being offered by this prospectus. You should also carefully consider the information provided in this prospectus under the heading "Risk Factors." Significant additional information may be found in our reports on forms 10-K and 10-Q for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999, which are incorporated herein by reference.

     California Micro Devices Corporation is a leading supplier of Thin Film Integrated Passive Devices and complimentary semiconductor solutions. We serve original equipment manufacturers, contract manufacturers and end user electronic systems manufacturers who need higher density, higher performance, lower cost, unique functionality, and faster time to market for their passive and combined passive and semiconductor solutions. We combine multiple Thin Film Passive Electronic Components, consisting of resistors and capacitors, or semiconductor devices into single chip solutions for many of the industry's densest, highest performance electronic applications. In the last two years, we have focused our expertise on providing high volume, cost effective solutions for computer systems and peripherals, high performance networking, and the mobile communications markets.

     We were incorporated in 1980, and have been a public company since 1986. Our principal executive offices are located as 215 Topaz Street, Milpitas, California 95035 and our telephone number is (408) 263-3214.

     The shares being offered were issued to Hitachi Metals, Limited of Japan pursuant to a Stock Purchase Agreement dated March 15, 1994. That agreement gave Hitachi the right to have the shares it purchased registered. We are registering those shares at Hitachi's request for possible sale.

                                   RISK FACTORS

     Any investment in our common stock involves a significant degree of risk. You should carefully consider the following risks as well as the other information contained in this prospectus. If any of the following risks actually occur, our business could be harmed, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have incurred losses since our fiscal year 1998 and we may be unable to
--------------------------------------------------------------------------
achieve profitability
---------------------
     We have experienced losses for each quarter and fiscal year since June 30, 1998. We incurred net losses of $2.8 million for our fiscal year ended March 31, 1999 and $1.1 million for the six months ended September 30, 1999. Our accumulated deficit at September 30, 1999 was $35.2 million. Although our revenues have grown in recent quarters, we may not be able to achieve profitability.

Our products are not sold pursuant to long-term contracts and thus our
------------------------------------------------------------------------
quarterly revenues and operating results might lead to volatility in our
------------------------------------------------------------------------
stock price
-----------
     Generally, our sales are not subject to long-term contracts but rather to short-term releases of customer's purchase orders, most of which are cancelable on relatively short notice. The timing of these releases for production as well as custom design work is not in our control. Because of the short life cycles involved with our customers' products, the order pattern from individual customers can be erratic with accumulation and de-accumulation during phases of the life cycle for our customers' products. As a result, we experience quarterly fluctuations in revenue and operating results. The fluctuations could cause our stock price to be volatile.

Due to the volatility of demand for our products, our inventory may, from
----------------------------------------------------------------------------
time-to-time, be in excess of our needs which could cause write-downs of our
----------------------------------------------------------------------------
inventory
---------
     Generally our products are sold pursuant to short-term releases of customer purchase orders and some orders must be filled on an expedited basis. In addition, many of our products are specific to individual customers. We record our inventory reserves for excess inventory levels and obsolete inventory based on our projection of backlog and demand. If we incur unanticipated revisions or cancellations of orders or demand for our products, we may be required to provide for additional inventory reserves that could have an adverse effect on our operating results and business.

Our manufacturing processes are complex and include risks that could have
-------------------------------------------------------------------------
an adverse effect on our business
---------------------------------
     Our manufacturing processes are complex and require a highly controlled, clean environment suitable for fine tolerances. These processes have certain risks, including:
(   errors in fabrication;
(   defects in raw materials;

     If we fail to manage these risks, we could lose future orders for our products or incur liability to customers for defective products, which in turn could hurt our business.

Our use of subcontractors in Asia exposes us to risks associated with
----------------------------------------------------------------------
international operations
------------------------
     We use subcontractors in Asia, primarily in Thailand and Malaysia, for assembly, packaging, and testing of most of our products. This practice subjects us to a number of inherent risks, including:

(   potential economic instability;
(   potential political instability;
(   changes in regulatory requirements;
(   reduced protection for intellectual property rights in some countries;
(   fluctuations in currency exchange rates; and

(   potential adverse tax consequences.

We are dependent on a limited number of subcontractors
------------------------------------------------------
     Due to the volume of our products, we believe it is impractical for us to spread our use of subcontractors over more than a few suppliers without significant increases in our costs. If the operations of one or more of our subcontractors should be disrupted, our business may be adversely impacted. In addition, the volatility of the semiconductor industry has occasionally resulted in shortages of subcontractor capacity and other disruption of supplies. We can not assure you that we will be able to find sufficient subcontractors at a reasonable price or at all if such disruptions occur.

The industry in which we operate is highly competitive, and if we cannot
----------------------------------------------------------------------
compete effectively, our business will be adversely impacted
------------------------------------------------------------
     Our primary competition has come from established competitors and from pre-existing technologies. Many of our competitors have announced that they are or will be providing thin film products in addition to their traditional thick film devices.

     Our primary competitors for our resistors, resistor networks and capacitors are substantially larger foreign and domestic companies, such as:

AVX/Kyocera                                   Murata-Erie of North America, Inc.
IRC                                           ROHM Co., Ltd.
Beckman Industrial Corp.                      TDK Corp. of America
KOA Electronics, Inc.                         Philips Electronics, N.V.
Matsushita Electronics Components Co., Ltd.   Vishay Intertechnology, Inc.

     Many of our competitors have substantially greater resources than we do, including sales and distribution channels, allowing them to operate at lower gross margins than we target thus subjecting us to the risk of lost revenues and market share.

We rely on computer hardware, software, and internet-based technology that
---------------------------------------------------------------------------
could have year 2000 problems and adversely affect the delivery of our
----------------------------------------------------------------------
products to customers.
----------------------
     We rely extensively on computer hardware, software, and related technology, together with data, in the operation of our business. This technology and data are used in creating and delivering our products, and in our internal operations, such as billing and accounting. We have initiated an enterprise-wide program to evaluate the technology and data used in the creation and delivery of our products and services, and in our internal operations. If we fail to complete the implementation of our Year 2000 plan prior to the commencement of the Year 2000, or our customers and suppliers fail to successfully remediate their own Year 2000 issues, it could materially adversely affect us. The plan includes resolving any Year 2000 issues that are related to our customers and suppliers. However, there can be no assurances that these third parties will successfully remediate their own Year 2000 issues over which we have no control.

                                   USE OF PROCEEDS

     We will not receive any of the proceeds from sales of shares by the selling shareholders.

                                SELLING SHAREHOLDER

     The shares offered hereby were issued to Hitachi Metals, Limited of Japan pursuant to a Stock Purchase Agreement dated March 15, 1994. That agreement gave Hitachi the right to have the shares it purchased registered. We are registering those shares at Hitachi's request for possible sale.

     Prior to any sale pursuant to this prospectus, Hitachi owned 980,000 shares of our common stock, or approximately 9.6% of our outstanding common stock at September 30, 1999.

                               PLAN OF DISTRIBUTION

     The selling shareholder may sell the common stock at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The selling shareholder may sell some or all of its on stock through:

     *  ordinary brokers' transactions which may include long or short sales;
     * transactions involving cross or block trades or otherwise on the Nasdaq National Market;
     * purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;
     * "at the market" to or through market makers or into an existing market for the common stock;
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
     * through transactions in options, swaps or other derivatives; or any combination of the foregoing or by any other legally available means.

     The selling shareholder may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume. The selling shareholder also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. The shares may then be resold under this prospectus. In its selling activities, the selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder.

     The selling shareholder may negotiate and pay broker-dealers commissions, discounts, or concessions for their services. Broker-dealers engaged by the selling shareholder may allow other broker-dealers to participate in resales. The selling shareholder and any broker-dealers involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of Section 2(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. If the selling shareholder or any broker-dealer qualifies as an "underwriter," they will be subject to the prospectus delivery requirements of the Securities Act of 1933. In conjunction with sales to or through brokers, dealers, or agents, the selling shareholder may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling shareholder, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common stock.

     In addition to selling their common stock under this prospectus, the selling shareholder may:

     * transfer its common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or
     * sell their common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

                                  LEGAL MATTERS

     The validity of the common stock in this offering will be passed upon for us by Scott Hover-Smoot, general counsel. As of November 11, 1999, Mr. Hover-Smoot beneficially owned 78,500 shares of our common stock.

                                     EXPERTS

     The financial statements of California Micro Devices Corporation at March 31, 1999 and 1998, and for each of the three years in the period ended March 31, 1999 incorporated by reference in this Prospectus and Registration Statement have been audited by report of Ernst & Young LLP, independent auditors, as set forth in their report thereon also incorporated by reference, and are herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                               ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on form S-3 under the Securities Act of 1933 with respect to the shares of common stock offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits thereto. For further information about our common stock, and us, we refer you to the registration statement and to the exhibits filed with it. Anyone may inspect a copy of the registration statement without charge at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement by writing to the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and paying prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a Web site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies such as ours that file electronically with the Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and therefore we file reports, proxy statements, and other information with the Commission. You can inspect and copy the reports, proxy statements and other information that we file at the public reference facilities maintained by the Commission at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also obtain copies of such material from the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also makes electronic filings publicly available on its Web site within 24 hours of acceptance. Our common stock is quoted on the Nasdaq National Market. Reports, proxy and information statements, and other information about us may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                        INFORMATION INCORPORATED BY REFERENCE

     The following documents, which we have filed with the Commission, are incorporated by reference into this prospectus: (1) our annual report on Form 10-K for the fiscal year ended March 31, 1999; and (2) our quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and September 30, 1999.

     All documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the common stock offered in this prospectus shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to California Micro Devices Corporation, 215 Topaz Street, Milpitas, California 95035, Attention:
Corporate Secretary, telephone number (408) 263-3214.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

                                     PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following are the actual and estimated expenses incurred in connection with the registration and sale of the selling shareholder's shares. The Registrant will pay all of these expenses.

              Item                             Amount*
              ----                             ------
              SEC registration fees            $2,346
              Listing fee                           -
              Legal fees and expenses           2,000
              Accountants' fees and expenses    2,000
              Miscellaneous                         -
                                               ------
             Total                             $6,346
                                               ======
             *Estimated

Item 15.  Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of Registrant's Articles of Incorporation and an amendment to Registrant's Bylaws effective January 21, 1987 provide for indemnification of Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code.


Item 16.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number     Description
------     -----------
5.1        Opinion of Scott Hover-Smoot as to legality of securities
           being registered
23.1       Consent of Independent Auditors
23.2       Consent of Scott Hover-Smoot (included in Exhibit 5.1)
24         Powers of Attorney


Item 17.  Undertakings.

     The Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i)  To include any prospectus required by Section 10(a)(3) of the
               Securities Act of 1933, unless the information otherwise
                required to be included in a post-effective amendment is
                contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) or the Securities Exchange Act of 1934 and incorporated herein by reference;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information otherwise required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and
         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California, on November 11, 1999.


                                       CALIFORNIA MICRO DEVICES CORPORATION



                                 By:  /s/ John E. Trewin
                                      ------------------------------------------
                                      John E. Trewin
                                      Vice President and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on November 11, 1999.

/s/ Jeffrey C. Kalb                     /s/ John E. Trewin
-------------------------------         -----------------------------------
Jeffrey C. Kalb                         John E. Trewin
(Director, President, Chief             (Vice President, Chief Financial
Executive Officer and Principal          Officer and Principal
Executive Officer)                       Financial and Accounting Officer)


*/s/Wade Meyercord                        */s/Stuart Schube
-----------------------------             -----------------------
Wade Meyercord (Director)                 Stuart Schube (Director)

*/s/Angel Jordan                          */s/John Spraque
----------------------------              -----------------------
Angel Jordan (Director)                   John Sprague (Director)

*/s/J. Daniel McCranie                    */s/Donald Waite
---------------------------               -----------------------
J. Daniel McCranie (Director)             Donald Waite (Director)



*By:   /s/ John E. Trewin
       ------------------
      John E. Trewin
      Attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit
Number            Description
--------          ------------

5.1 Opinion of Scott Hover-Smoot as to legality of securities being registered

23.1              Consent of Independent Auditors

23.2              Consent of Scott Hover-Smoot (included in Exhibit 5.1)

24                Powers of Attorney



                                   EXHIBIT 5.1

               Opinion And Consent Of Scott Hover-Smoot As To Legality Of
               ----------------------------------------------------------
                            Securities Being Registered
                            ---------------------------

                                                November 12, 1999

California Micro Devices Corporation
215 Topaz Street
Milpitas, California 95035-5430

Gentlemen:

     I have examined the Registration Statement on Form S-3 to be filed by California Micro Devices Corporation (the "Company") with the Securities and Exchange Commission on or about November 11, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 980,000 shares (the "Shares") of the Company's Common Stock previously issued to Hitachi Metals, Limited of Japan. As your legal counsel, I have examined the proceedings taken and am familiar with the proceedings proposed to be taken by the Company in connection with the sale of the Shares.

     It is my opinion that the Shares, when sold in the manner referred to in the Prospectus, will be legally and validly issued, fully paid, and nonassessable.

     I consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of my name wherever appearing in said Registration Statement and amendments thereto.

                                                Very truly yours,

                                                /s/ Scott Hover-Smoot
                                                ---------------------
                                                Scott Hover-Smoot
                                                Secretary and General Counsel

                                  Exhibit 23.1

                           Consent of Independent Auditors
                           -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-3) pertaining to the registration for sale of the 980,000 shares of Common Stock issued by California Micro Devices Corporation to Hitachi Metals, Limited of Japan of our report dated April 28, 1999, with respect to the financial statements and schedule of California Micro Devices Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP


San Jose, California
November 12, 1999

                                  Exhibit 24

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Wade Meyercord does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-3 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 980,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.


   THIS POWER OF ATTORNEY expires on November 30, 1999.

   IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                                  /s/ Wade Meyercord
                                                  ------------------
                                                  Wade Meyercord

Dated: November 1, 1999

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

                                  POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Angel G. Jordan does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-3 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 980,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                         /s/Angel G. Jordan
                                         ----------------------
                                         Angel G. Jordan

Dated: November 1, 1999

                                   POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Donald Waite does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-3 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 980,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                               /s/ Donald Waite
                                               ----------------
                                               Donald Waite

Dated: November 1, 1999

                                   POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Stuart Schube does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-3 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 980,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended
(the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.

                                               /s/ Stuart Schube
                                               -----------------
                                               Stuart Schube

Dated: November 1, 1999

                                  POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, John Sprague does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-3 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 980,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.


     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                                  /s/ John Sprague
                                                  ----------------
                                                  John Sprague


Dated: November 1, 1999

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, J. Daniel McCranie does hereby make, constitute and appoint Jeffrey C. Kalb, John E. Trewin and Scott Hover-Smoot, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director of California Micro Devices Corporation (the "Company"), a registration statement on Form S-3 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering up to 980,000 shares of the Common Stock of the Company, to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the 1933 Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and performeach and every act and thing whatsoever necessary to appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.


     THIS POWER OF ATTORNEY expires on November 30, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated below.


                                          /s/J. Daniel McCranie
                                          ----------------------
                                          J. Daniel McCranie

Dated: November 1, 1999


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